PRIVATE INVESTMENT IN PUBLIC EQUITY (PIPE) STOCK PURCHASE AGREEMENT

This PIPE STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of November 19th, 2024, by and between Steven Rossi, having an address at 55G East Beaver Creek, Richmond Hill, ON, Canada (the "Investor"), and WORKSPORT LTD., a Nevada corporation trading on The Nasdaq Capital Market under the ticker symbol "WKSP," with its principal place of business at HQ: 2500 N America Dr West Seneca, NY 14224, USA (the "Company").

RECITALS

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, 33,333 shares of the Company's common stock, par value $0.0001 per share (the "Common Shares"), at a price of $0.75 per share (the "Purchase Price"), for a total purchase price of $25,000 (the "Subscription Amount");

WHEREAS, the offer and sale of the Common Shares are being made in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations, and warranties herein contained, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement:

• "Closing Date" means the date of execution of this Agreement.

• "Common Stock" means the common stock of the Company, par value $0.0001 per share.

• "Trading Market" means The Nasdaq Capital Market or any other securities exchange or market where the Common Stock is listed or quoted.

ARTICLE II. PURCHASE AND SALE

2.1 Sale and Issuance of Shares.

On the terms and subject to the conditions set forth in this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell to the Investor, 33,333 Common Shares at a purchase price of $0.75 per share, for an aggregate purchase price of $25,000.

2.2 Closing.

The closing of the purchase and sale of the Common Shares (the "Closing") shall take place on the Closing Date remotely via exchange of documents and signatures or at such other time and place as the parties mutually agree.

2.3 Deliveries at Closing.

(a) By the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investor:

• A certificate or book-entry statement representing the Common Shares or confirmation from the transfer agent that the shares have been issued to the Investor.

(b) By the Investor. At the Closing, the Investor shall deliver or cause to be delivered to the Company:

• The Subscription Amount by wire transfer to an account designated in writing by the Company.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the

Investor that:

(a) Organization and Good Standing. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada.

(b) Authorization. All corporate action necessary for the authorization, execution, and delivery of this Agreement and the issuance and sale of the Common Shares has been taken.

(c) Valid Issuance. The Common Shares, when issued and delivered against payment therefor as provided herein, will be duly authorized, validly issued, fully paid, and non-assessable.

(d) No Conflicts. The execution, delivery, and performance of this Agreement and the issuance of the Common Shares will not result in any violation of the Company's charter, bylaws, or any agreement or law to which it is subject.

(e) Compliance with Securities Laws. The Company has not engaged in any general solicitation or advertising in connection with the offer and sale of the Common Shares.

3.2 Representations and Warranties of the Investor. The Investor represents and warrants to the

Company that:

(a) Investment Intent. The Investor is acquiring the Common Shares for his own account and not with a view to resale or distribution in violation of applicable securities laws.

(b) Accredited Investor. The Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Information. The Investor has been provided with all materials relating to the business, finances, and operations of the Company that have been requested and has had the opportunity to ask questions and receive answers.

(d) Compliance with Laws. The Investor will not sell or otherwise transfer the Common Shares except in compliance with applicable securities laws.

ARTICLE IV. COVENANTS

4.1 Registration Rights.

The Company agrees to include the Common Shares in its next registration statement filed with the SEC following the Closing, if any, subject to compliance with the Securities Act and applicable rules.

4.2 Legends.

The Investor acknowledges that any certificate or book-entry for the Common Shares will bear a restrictive legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITY UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

ARTICLE V. MISCELLANEOUS

5.1 Termination.

This Agreement may be terminated prior to the Closing by either party upon written notice if the Closing has not occurred on or before November 29th, 2024.

5.2 Governing Law.

This Agreement shall be governed by the laws of the State of Nevada without regard to conflict of laws principles.

5.3 Entire Agreement.

This Agreement constitutes the entire agreement between the parties regarding its subject matter and supersedes all prior agreements or understandings.

5.4 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this PIPE Stock Purchase Agreement to be duly executed as of the date first above written.

WORKSPORT LTD.

By:
Name: Steven Rossi
Title: Chief Executive Officer

INVESTOR

By:
Name: Steven Rossi